Exhibit 11

Interiors, Inc.
Computation of Weighted Average Number of Shares
Outstanding for the nine months ended March 31, 2000

                                                                Class A &
                                                                  Class B     Weighted    Weighted
                                                                   Common        Basic     Diluted
                                                                    (000)        (000)       (000)
                                                                ----------    ---------   ---------
Total Common Shares Outstanding at June 30, 1999                  32,629
Escrow Shares at June 30, 1999                                       (82)

Class A Common and Class B Common for EPS at June 30, 1999        32,547       32,547      32,547

Additional Common Shares                                           5,091        1,714       1,714

Total Common Shares Outstanding at March 31, 2000                 37,720
Escrow Shares at March 31, 2000                                      (82)

Class A Common and Class B Common for EPS at March 31, 2000       37,638       34,261      34,261